CONFIDENTIAL

Exhibit 10.48

Amendment No. 1 to the License and Collaboration Agreement

This Amendment No. 1 to the License and Collaboration Agreement (this “Amendment”), effective December 21, 2018 (the “Amendment Effective Date”), is made and entered into by and between Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”), and Zai Lab (Shanghai) Co., Ltd., a limited company organized under the laws of the People’s Republic of China (“Zai”).

Background

A.WHEREAS, FivePrime and Zai are parties to that certain License and Collaboration Agreement, dated December 19, 2017 (the “Agreement”), pursuant to which FivePrime granted to Zai an exclusive license to develop and commercialize FPA144 in the Territory (as defined in the Agreement);

B.WHEREAS, pursuant to Section 16.6 of the Agreement, the Agreement may be amended, or any term thereof modified, only by a written instrument duly executed by authorized representatives of both Parties; and

C.WHEREAS, FivePrime and Zai desire to amend certain provisions of the Agreement as set forth in this Amendment.

Now, therefore, FivePrime and Zai agree as follows:

1.Amendment of the Agreement. FivePrime and Zai agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

2.Commercial Supply Agreement. The first sentence of Section 7.1(b) of the Agreement is hereby amended and restated in its entirety as set forth below.

“The Parties shall use Commercially Reasonable Efforts to agree on or prior to [***] on the principal terms of a commercial supply agreement (the “Commercial Supply Agreement”) pursuant to which Zai may purchase commercial supply of a Licensed Product (vialed drug product, labeled or unlabeled) from Five Prime at Five Prime’s Fully Burdened Manufacturing Cost in order to fulfill Zai’s obligations under this Agreement, which terms shall be consistent with the terms and conditions of this Agreement and the terms and conditions of any agreement between Five Prime and its Third Party manufacturing partner(s), to the extent applicable to commercial supply of Licensed Product in the Field in the Territory.”

3.Miscellaneous.

3.1Full Force and Effect. All terms and conditions set forth in the Agreement, and the rights and obligations of the Parties thereunder, that are not amended hereby shall remain in full force and effect.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

3.2Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire understanding of FivePrime and Zai relating to the subject matter thereof and supersedes all prior agreements and understandings between FivePrime and Zai relating to the subject matter thereof.

3.3Counterparts. This Amendment may be executed in one (1) or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind FivePrime and Zai to the terms and conditions of this Amendment.

3.4

Conflicts. Where there is any conflict between the terms of this Amendment and the terms of the Agreement or any other agreement between the Parties (or their Affiliates), the terms and conditions of this Amendment shall prevail.

In Witness Whereof, FivePrime and Zai have executed this Amendment with effect as of the Amendment Effective Date.

Five Prime Therapeutics, Inc. By: /s/ Tarak D. Mody Name: Tarak D. Mody, Ph.D. Title: VP, Bus Dev & Alliances	Zai Lab (Shanghai) Co., Ltd. By: /s/ Samantha Du Name: Samantha Du Title: Chief Executive Officer

2

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.